EXHIBIT 99.3

Polar Wireless Corporation

Interim Condensed Financial Statements

(Unaudited)

January 31, 2011

Polar Wireless Corporation
Condensed Balance Sheet
(Stated in US Dollars)

	As at January 31 2011 (Unaudited)	As at April 30 2010 (Audited)
Assets
Current
Cash	$513,238	$-
Inventory	191,078
Prepaid expenses and deposits	43,805	224,161
Other taxes receivable	168,723	-
Due from related party (Note 4)	75,017
	991,861	224,161
Non-current
Equipment (Note 3)	649,963	39,192
	649,963	39,192
	$1,641,824	$263,353
Liabilities
Current
Loans payable (Note 5)	$3,914,873	$605,440
Accounts payable and accrued liabilities	695,346	61,178
	4,610,219	666,618
Shareholder’s Deficiency
Share capital (Note 6)	1	1
Deficit	(2,968,396)	(403,266)
	(2,968,396)	(403,266)
	$1,641,824	$263,353
Approved on behalf of the Board

Director

See accompanying notes to the financial statements

Polar Wireless Corporation
Interim Condensed Statement of Changes in Shareholder’s Deficiency
(Stated in US Dollars)

	Number of shares	Share capital	Deficit	Total
Common stock issued at inception	1	$1	-	1
Net loss for the period ended, April 30, 2010	-	-	$(403,266)	$(403,266)
Balance, April 30, 2010	-	-	(403,266)	(403,265)
Net loss for the 9 months ended January 31, 2011	-	-	$(2,565,130)	$(2,565,130)
Balance, at January 31, 2011	1	$1	$(2,968,396)	$(2,968,395)

See accompanying notes to the financial statements

Polar Wireless Corporation
Interim Condensed Statement of Comprehensive Loss
(Stated in US Dollars)

	9 months period ended January 31 2011 (Unaudited)	Period from January 22, 2010 (Incorporation date) to April 30 2010 (Audited)
Revenue	$-
Expenses
Software and hardware development	1,319,394	246,303
Professional fees	563,320	108,690
Office and general	338,225	20,261
Interest	113,397	545
Advertising and promotion	50,370	549
Telephone	26,892	3,961
Travel	22,055	-
Occupancy costs	11,402	10,500
Foreign exchange	4,025	5,274
Insurance	255	888
Depreciation	115,795	6,295
	2,565,130	403,266
Net loss and comprehensive loss for the period	$(2,565,130)	$(403,266)
Basic and diluted loss per common share	(2,565,130)	(403,266)
Weighted average common shares outstanding Basic and diluted	1	1

See accompanying notes to the financial statements

Polar Wireless Corporation
Interim Condensed Statement of Cash Flows
(Stated in US Dollars)

	9 months period ended January 31 2011	Period from January 22, 2010 (Incorporation date) to April 30 2010
Cash flows provided by (used in):
Operating activities
Net loss	$(2,565,130)	$(403,266)
Adjustment for non-cash items:
Depreciation	115,795	6,295
	(2,449,335)	(396,971)
Changes in non-cash working capital items (Note 7)	454,723	(162,983)
	(1,994,612)	(559,954)
Financing activities
Loan advances received	3,309,433	605,440
Proceeds from issuance of shares	-	1
	3,309,433	605,441
Investing activities
Acquisition of equipment	(726,566)	(45,487)
Advances to related party	(75,017)	-
	(801,583)	(45,487)
Increase in cash for the period	513,238	-
Cash, beginning of period	-	-
Cash, end of period	$513,238	$-

See accompanying notes to the financial statements

Polar Wireless Corporation
Notes to Interim Condensed Financial Statements
(Stated in US Dollars)
January 31, 2011

1.	Statutes of incorporation and nature of activities

Polar Wireless Corporation (the “Company”) was incorporated under the Ontario Business Corporations Act on January 22, 2010. Its primary business activities include the creation of open source network wireless software.

2.	Significant accounting policies

(a)	Basis of preparation

The interim condensed financial statmeents for the nine months ended January 31, 2011 are unaudited and have been prepared in accordance with IAS34 - Interim Financial Reporting.

The unaudited interim condensed financial statements follow the same accounting policies and methods of their application as the April 30, 2010 annual financial statements and should be read in conjunction with the annual financial statements for the year ended April 30, 2010.

(b)	Inventory

Inventory is valued at the lower of cost and net realizable value with cost determined on a first-in, first-out basis, and including an appropriate allocation of fixed and variable overheads.

(c)	Accounting standards issued but not yet effective

(i)	Related party disclosures

IAS 24, Related party disclosures, will provide clarification of the definiton of a related party. This standard is effective for interim and annual fmancial statements relating to fiscal years beginning on or after January 1, 2011.

(ii)	Financial Instruments

IFRS 9, Financial Instruments (new) - partial replacement of IAS 39. All of IAS 39 is expected to be replaced in its entirely by the end of 2010 This standard is effective for interim and annual fmancial statements relating to fiscal years beginning on or after January 1, 2013.

The Company has not early adopted these revised standards and is currently assessing the impact that these standards will have on the financial statements

Polar Wireless Corporation
Notes to Interim Condensed Financial Statements
(Stated in US Dollars)
January 31, 2011

3.	Equipment

Equipment consist of the following:

	Computer equipment	Office furniture and equipment	Leaseholds	Total
Cost
Balance at April 30, 2010	$34,957	$3,785	$6,745	$45,487
Additions during the period	643,878	42,492	40,196	726,566
Balance at January 31, 2011	678,835	46,277	46,941	772,053
Accumulated Depreciation and impairment
Balance at April 30, 2010	$5,243	$378	$674	$6,295
Depreciation for the period	105,495	4,931	5,369	115,795
Balance at January 31, 2011	110,738	5,309	6,043	122,090
Net book values
At January 31, 2011	$568,097	$40,968	$40,898	$649,963
At April 30, 2010	$29,714	$3,407	$6,071	$39,192

4.	Due from related party

The advance is to a related party by virtue of common shareholders. This amount is non-interest bearing, unsecured, and due on demand.

5.	Loans payable

These loans are interest bearing (between 8% p.a. to 25% p.a.), due on demand and are unsecured. The fair value of the loans payable approximate the carrying values which is estimated using the present value of future cash flows based on current interest rates for loans with similar conditions to maturity.

6.	Share capital

Authorized:
Unlimited number of common shares
Issued capital stock consists of the following:
As at April 30, 2010 and January 31, 2011
Issued and oustanding
1	Common share	$ 1

Polar Wireless Corporation
Notes to Interim Condensed Financial Statements
(Stated in US Dollars)
January 31, 2011

7.	Changes in non-cash working capital items

Cash flows provided by (used in):

	9 months period ended January 31 2011	Period from January 22, 2010 (Incorporation date) to April 30 2010

Inventory	$(191,078)	$-
Prepaid expenses and deposits	180,356	(224,161)
Accounts payable and accrued liabilities	634,168	61,178
Other taxes receivable	(168,723)	-
	$454,723	$(162,983)

8.	Lease commitments

The Company has long-term agreements with unrelated parties for rent. Future minimum lease payments during the next six years are as follow:

Within one year	$23,735
Over one year and within five years	504,195
Over five years	60,417
$588,347

9.	Subsequent events

Polar Wireless Corporation (the “Company”), Polar Wireless Corp., a corporation existing under the laws of the US state of Nevada, and 2230354 Ontario Limited, a corporation existing under the laws of the Province of Ontario, executed a binding letter of intent which provides for the amalgamation of 2230354 Ontario Limited, with and into Polar Wireless Corporation. Also, Polar Wireless Corp. is acquiring the Company.

Polar Wireless Corporation
Notes to Interim Condensed Financial Statements
(Stated in US Dollars)
January 31, 2011

10.	Financial instruments and risk management

The Company’s financial instruments consist of cash, due from related party, accounts payable and accrued liabilities, and loans payable. The Company is exposed to the following risk related to its financial assets and liabilities:

Foreign currency risk

The Company is exposed to currency risk as a significant volume of its transactions are denominated in U.S. dollars. Unfavourable changes in the applicable exchange rate may impact earnings and loans payable.

The Company has not entered into any currency hedging contracts.

Liquidity risk

Liquidity risk is the risk that the Company is not able to meet its fmancial obligations as they mature. The Company’s growth is financed through loans payable. One of management’s primary goals is to maintain an optimal level of liquidity through the active management of the assets and liabilities as well as the cash flows.

At January 31, 2011, the Company’s working capital deficieny is approximately $3,700,000.

Interest rate risk

The Company is exposed to interest rate risk on its loans payable and does not currently hold any financial instruments that mitigate this risk.

Fair value

The fair values of the Company’s financial instruments is estimated based on the amount at which these instruments could be exchanged in a transaction between knowledgeable and willing parties. As these estimates are subjective in nature, involving uncertainties and matter of judgement, they cannot be determined with precision. Changes in assumptions can affect estimated fair values.

The carrying value of accounts payable and accrued liabilities approximate their fair values because of the short term nature of these instruments. The carrying value of loan payable is assumed to approximate its fair value due to its short term nature. The fair value estimates for due from related party cannot be determined with sufficient reliability, as no active market exists.

11.	Capital risk management

The Corporation’s objectives when managing capital is to maintain its ability to continue as a going concern in order to meet its long-term debt obligation and provide benefits for stakeholders.

The Company includes in the definition of capital: equity, comprised of issued common shares and retained earnings. The deficit in retained earnings is financed through a series of loans.

The Corporation is not subject to externally imposed capital requirements. There has been no change with respect to the overall capital risk management strategy during the period ended January 31, 2011.